UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2007

COLORADO GOLDFIELDS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51718

(Commission File Number)

20-0716175

(IRS Employer Identification No.)

10920 W. Alameda Avenue, Suite 207, Lakewood, Colorado, USA 80226

(Address of principal executive offices and Zip Code)

(303) 984-5324

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 29, 2007, we have effected a two (2) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 592,500,000 shares of common stock with a par value of $0.001 to 1,185,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 44,042,500 shares of common stock to 88,085,000 shares of common stock.

Item 7.01.    Regulation FD Disclosure

The forward stock split becomes effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on October 31, 2007 under the new stock symbol “CGFI”. Our new CUSIP number is 19647Y203.

Item 9.01.	Financial Statements and Exhibits.

99.1        Certificate of Change filed with the Secretary of State of Nevada on October 24, 2007 and which is effective October 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

By:	/s/ Todd C. Hennis
Todd C. Hennis
President and Chief Executive Officer

Dated: November 1, 2007

CW1494286.1